UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2013 (April 8, 2013)

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Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2010 North Loop West, Suite 110 Houston, Texas	77018
(Address of principal executive offices)	(Zip Code)

(713) 682-6500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2013 (the “Effective Date”), the Board of Directors (the “Board”) of Sionix Corporation (the "Company") appointed Dr. Henry Sullivan, in addition to his role as a director of the Company, as the Company’s Chief Executive Officer and Chairman of the Board. Dr. Sullivan, 73, began working for North American Technologies Group, Inc. (OTCBB: NATK), the parent company of TieTek LLC (“TieTek”), in 1996, and served in a variety of roles before his departure in September 2009, including as President and Chairman of NATK from January 1999 until February 2004. During his time there, Dr. Sullivan was the principal architect of a composite railroad crosstie made from recycled composite materials, which was sold under the TieTek brand. The composite tie is a direct substitute for a wood crosstie and has a longer expected life and significant environmental advantages. From September 2009 through the Effective Date, Dr. Sullivan served as sole manager and principal of Composite Tie Consulting Company LLC. Prior to joining NATK/TieTek, Dr. Sullivan was employed by Huntsman Chemical Corporation and Shell Oil Company, where he spent twenty-six years in various senior management and technical roles. Dr. Sullivan holds both a Master's degree and Ph.D. in chemical engineering from New York University.

There is no family relationship between Dr. Sullivan and any of the Company's directors or executive officers and Dr. Sullivan has not had any transaction with the Company during the past fiscal year through the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

Dr. Sullivan will accrue a salary of $80,000 per year for his services as Chief Executive Officer. Dr. Sullivan will also receive a grant of 5,000,000 shares of the Company's restricted common stock, of which 2,500,000 shares will be issued immediately and 2,500,000 shares will be issued after January 1, 2014.  The shares will be issued regardless of the status of Dr. Sullivan’s position with the Company at that time.

As of the Effective Date, the Board also accepted the resignations of Ken Calligar as Interim Chief Executive Officer and James W. Alexander as the Interim Chairman of the Board. Both Mr. Alexander and Mr. Calligar will continue to serve on the Board.

Item 8.01 Other Events

On April 9, 2013, the Company issued a press release announcing the appointment of Dr. Sullivan as its Chief Executive Officer and Chairman of the Board as well as the resignations of Mr. Calligar and Mr. Alexander. A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
Exhibits:

(d) Exhibits:

99.1 Press release issued April 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2013

SIONIX CORPORATION

By:	/s/ Henry Sullivan
Henry Sullivan
Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No. Description

99.1 Press release issued April 9, 2013.